Exhibit 99.01

Media Contact: Jen Bernier MIPS Technologies, Inc. +1 650 567-5178 jenb@mips.com	Investor Contact: Mark Tyndall MIPS Technologies, Inc. +1 650 567-5100 ir@mips.com

MIPS Technologies Reports Fourth Quarter and Fiscal 2008
Financial Results and Corporate Restructuring

MOUNTAIN VIEW, Calif. – August 13, 2008 – MIPS Technologies, Inc. (NasdaqGS: MIPS), a leading provider of industry-standard architectures, processors and analog IP for digital consumer, home networking, wireless, communications and business applications, today reported consolidated financial results for the quarter ended June 30, 2008, as well as a corporate restructuring.  All financial results are reported in U.S. GAAP unless otherwise noted.

Revenue for the fourth quarter was $28.9 million, an increase of 6 percent over the prior quarter revenue of $27.3 million and an increase of 22 percent from the $23.7 million reported in the fourth fiscal quarter a year ago. Q4 revenue growth was driven primarily by increased processor license fees.

Contract and license revenue was $18.1 million, an increase of 22 percent from the $14.8 million reported in the prior quarter and an increase of 46 percent from the $12.4 million reported in the fourth quarter a year ago.  This fourth quarter contract and license revenue increase was due to strong Processor Business Group licensing results partially offset by lower Analog Business Group license results.  Revenue from royalties was $10.8 million, a decrease of $1.8 million or 14 percent from the prior quarter and $0.5 million or 4 percent from the $11.3 million reported in the fourth quarter a year ago.  The reduction in royalty revenue was driven by a combination of lower volumes and the impact of reduced per-unit royalties attributable to certain customers reaching specified volume levels.  The Company said that although royalties were seasonally lower and reflected some market softness, it expects royalty growth in the coming year in line with market projections in its major markets.

In connection with the completion of accounts for the fiscal year, the Company evaluated the intangible and goodwill assets recorded for the Chipidea acquisition and concluded that a significant reduction in value was required given the softening overall market for IP and delays experienced in realizing expected synergies.  MIPS Technologies also concluded that several other impairments should be recorded with respect to other acquisitions and investments.  Accordingly, fiscal Q4 operating expenses of $126.1 million included a $103.1 million impairment of goodwill and intangible assets, of which $101.4 million was associated with the Analog Business Group (Chipidea).  Fiscal Q4 operating expenses excluding the impairment and restructuring charges increased $0.7 million.

In light of these charges, the Company’s fiscal Q4 GAAP net loss was $108.5 million.  Net loss per share on a basic and diluted basis in the fourth quarter of 2008 was $2.45. This compared with a net loss of $4.3 million or $0.10 per basic and diluted share in the prior quarter and a net income of $2.3 million or $0.05 per share in the fourth quarter a year ago.

Non-GAAP net income in the fourth quarter of fiscal 2008, which excludes the effect of equity based compensation expense, restructuring costs, certain costs related to the acquisition of Chipidea and the previously discussed impairments and investment write downs, was $1.3 million or $0.03 per diluted share, compared with a non-GAAP net income of $2.4 million or $0.05 per diluted share in the prior quarter and $4.0 million or $0.09 per diluted share in the fourth quarter a year ago.  The tables below provide a reconciliation of non-GAAP measures used in this release to the corresponding GAAP results.

Revenue for the 2008 fiscal year increased to $104.8 million, an increase of 26 percent over the prior fiscal year revenue of $83.3 million, due primarily to the additional revenues associated with the Chipidea acquisition.

Additionally, MIPS Technologies announced today a broad restructuring of its business to better integrate its Analog Business Group and reduce its overall cost structure to enhance profitability and cash flow.  During fiscal Q1 and Q2 2009, the Company expects to incur a restructuring charge of approximately $4.0 - $5.5 million.  These costs include the effects of reductions in employees and facilities-related costs.

“Our fourth quarter results reflect both progress and continuing challenges,” said John Bourgoin, president and CEO.  “We had a good revenue quarter, reaching the upper end of our guidance and recording the highest quarterly revenues in the history of our company.  But we believe the market continues to show signs of softness, and so we have taken decisive restructuring actions to resize the company in both of our business groups to enable the sustainable profitability and cash flows that investors expect from our combined IP businesses.  These restructuring actions, along with the restructuring of our debt facility accomplished in the fourth quarter, will, when completed, reduce our quarterly spending by approximately $5 million.  The write-down reflects current market realities, but our belief in the long term growth and strategic value of the Chipidea analog business remains strong.”

MIPS Technologies invites you to listen to management's discussion of Q4 and fiscal 2008 results, as well as guidance for Q1 fiscal 2009 in a live conference call.  The conference call number is 210-839-8502 and the replay number is 402-998-1520.  The replay will be available for 30 days shortly following the end of the conference call.  The password for both calls is MIPS. An audio replay of the conference call will be posted on the company's website at www.mips.com/company/investor-relations/ soon thereafter.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NasdaqGS: MIPS) is the world’s second largest semiconductor design IP company and the number one analog IP company worldwide. With more than 250 customers around the globe, MIPS Technologies is the only company that provides a combined portfolio of processors, analog IP and software tools for the embedded market. The company powers some of the world’s most popular products for the digital entertainment, home networking, wireless, and portable media markets—including broadband devices from Linksys, DTVs and digital consumer devices from Sony, DVD recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco, 32-bit microcontrollers from Microchip Technology and laser printers from Hewlett-Packard. Founded in 1998, MIPS Technologies is headquartered in Mountain View, California, with offices worldwide. For more information, contact (650) 567-5000 or visit www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward-looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements regarding MIPS Technologies’ expectations regarding customers’ use of MIPS’ products.  These forward-looking statements include MIPS’ expectation regarding improvements in financial results. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, difficulties that may be encountered in the integration of the Chipidea business, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS Technologies’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

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MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2008	June 30, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,938	$119,039
Short-term investments	—	25,845
Accounts receivable, net	14,462	5,212
Prepaid expenses and other current assets	24,803	2,472
Total current assets	53,203	152,568
Equipment, furniture and property, net	16,307	5,781
Goodwill	40,624	565
Other assets	44,313	15,948
	$154,447	$174,862
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,441	$503
Accrued liabilities	51,963	16,118
Debt – short term	18,641	—
Deferred revenue	4,283	2,633
Total current liabilities	78,328	19,254
Long-term liabilities	31,199	5,726
Stockholders’ equity	44,920	149,882
	$154,447	$174,862

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2008	2007	2008	2007
Revenue:
Royalties	$10,796	$11,294	$46,386	$44,422
License and Contract Revenue - PBG	10,172	12,386	29,984	38,888
License and Contract Revenue - ABG	7,899	—	28,423	—
Total revenue	28,867	23,680	104,793	83,310
Costs and expenses:
Costs of contract revenue	10,051	402	32,161	1,663
Research and development	8,656	8,884	36,478	33,068
Sales and marketing	6,599	6,939	24,394	22,255
General and administrative	7,422	7,093	28,860	20,960
Acquired in-process research and development	—	—	6,350	—
Impairment of goodwill and acquired intangible assets	103,107	—	103,107	—
Restructuring	281	—	1,559	—
Total costs and expenses	136,116	23,318	232,909	77,946
Operating income (loss)	(107,249)	362	(128,116)	5,364
Other income (expense), net	(2,594)	1,653	(4,081)	6,470
Income (loss) before income taxes	(109,843)	2,015	(132,197)	11,834
Provision for income taxes	(1,381)	(321)	(362)	3,351
Net income (loss)	$(108,462)	$2,336	$(131,835)	$8,483
Net income (loss) per basic share	$(2.45)	$0.05	$(3.00)	$0.19
Net income (loss) per diluted share	$(2.45)	$0.05	$(3.00)	$0.18
Common shares outstanding-basic	44,193	43,535	43,964	43,516
Common shares outstanding-diluted	44,193	46,374	43,964	45,891

MIPS TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)

(unaudited)

		Three Months Ended June 30, 2008	Three Months Ended March 31, 2008	Three Months Ended June 30, 2007
	GAAP net income (loss)	$(108,462)	$(4,257)	$2,336
	Net income (loss) per basic share	$(2.45)	$(0.10)	$0.05
	Net income (loss) per diluted share	$(2.45)	$(0.10)	$0.05
(a)	Equity-based compensation expense under SFAS 123R	$1,617	$1,799	$1,619
(b)	Amortization of intangibles	2,541	2,438	—
(c)	Acquisition related cost	2,052	2,386	—
(d)	Integration cost	—	120	—
(e)	Impairment of goodwill and acquired intangible assets	103,107	—	—
(f)	Restructuring	281	1,279	—
(g)	Equity Write-Down	2,276	—	—
(h)	Tax adjustment	(2,092)	(1,323)	—
	Non-GAAP net income	$1,320	$2,442	$3,955
	Non-GAAP net income per basic share	$0.03	$0.06	$0.09
	Non-GAAP net income per diluted share	$0.03	$0.05	$0.09
	Common shares outstanding – basic	44,193	43,992	43,535
	Common shares outstanding - diluted	44,869	44,620	46,374

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding the items listed below provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)
This adjustment reflects the non-cash equity-based compensation expense related to the Company’s adoption of SFAS No. 123 revised (SFAS 123R) beginning July 1, 2005. For the fourth fiscal quarter ending June 30, 2008, $1.6 million of equity-based compensation was allocated as follows: $478,000 to research and development, $592,000 to sales and marketing and $547,000 to general and administrative. For the third fiscal quarter ending March 31, 2008, $1.8 million of equity-based compensation was allocated as follows: $604,000 to research and development, $577,000 to sales and marketing and $618,000 to general and administrative. For the fourth quarter of fiscal 2007 ending June 30, 2007, $1.6 million equity-based compensation expense was allocated as follows:  $539,000 to research and development, $508,000 to sales and marketing and $572,000 to general and administrative.

(b)
This adjustment reflects the non-cash expense related to the amortization of intangibles acquired in connection with the acquisition of Chipidea included in operating expenses. For the fourth fiscal quarter ending June 30, 2008, $2.5 million of amortization expense related to these intangible assets was allocated as follows:  $2.4 million to cost of sales, $9,000 to research and development and $131,000 to sales and marketing. For the third fiscal quarter ending March 31, 2008, $2.4 million of amortization expense related to these intangible assets was allocated as follows:  $2.3 million to cost of sales, $8,000 to research and development and $126,000 to sales and marketing.

(c)
This adjustment reflects the amortization expense related to the amount held in escrow and payable to the founders of Chipidea in connection with the acquisition of Chipidea.  This adjustment also reflects legal fees incurred in association with certain financing activities and the amortization of loan origination fees.  For the fourth fiscal quarter ending June 30, 2008, $1.8 million was expensed related to the escrow amount payable to the founders of Chipidea and was allocated as follows: $694,000 to general and administrative and $1.1 million to research and development.  $280,000 was expensed related to the amortization of loan origination fees and was allocated to Other Income/Expense.  For the third fiscal quarter ending March 31, 2008, $1.7 million was expensed related to the escrow amount payable to the founders of Chipidea and was allocated as follows: $567,000 to general and administrative and $1.1 million to research and development.  $686,000 was expensed related to the amortization of loan origination fees and was allocated to Other Income/Expense.

(d)	This adjustment reflects integration expense related to the acquisition of Chipidea recorded in accounting and legal expense under general and administrative.

(e)	This adjustment reflects the impairment charge of goodwill and acquired intangible assets associated with Chipidea and certain other transactions.

(f)	This adjustment reflects restructuring expense related to reduction in workforce and facilities exit costs.

(g)	This adjustment reflects certain equity write down under Other Income/Expense related to investment associated with an equity position in a private company.

(h)
This adjustment reflects the non-GAAP tax adjustment due to the adjustments described above.  The Company believes that in the short to intermediate term a 35% tax rate is a reasonable estimate of an ongoing tax rate that can be used by investors to estimate post tax non-GAAP income.

MIPS TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)

(unaudited)

		Twelve Months Ended June 30, 2008	Twelve Months Ended June 30, 2007
	GAAP net income (loss)	$(131,835)	$8,483
	Net income (loss) per basic share	$(3.00)	$0.19
	Net income (loss) per diluted share	$(3.00)	$0.18
(i)	Equity-based compensation expense under SFAS 123R	$7,889	$7,701
(j)	Amortization of intangibles	8,181	—
(k)	Acquisition related cost	7,889	—
(l)	Integration cost	2,239	—
(m)	Acquired in-process research and development	6,350	—
(n)	Impairment of goodwill and acquired intangible assets	103,107	—
(o)	Restructuring	1,560	—
(p)	Equity Write-Down	2,276	—
(q)	Tax adjustment	(2,864)	—
	Non-GAAP net income	$4,792	$16,184
	Non-GAAP net income per basic share	$0.11	$0.37
	Non-GAAP net income per diluted share	$0.11	$0.35
	Common shares outstanding – basic	43,964	43,516
	Common shares outstanding - diluted	45,477	45,891

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding the items listed below provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(i)
This adjustment reflects the non-cash equity-based compensation expense related to the Company’s adoption of SFAS No. 123 revised (SFAS 123R) beginning July 1, 2005. For the twelve month ending June 30, 2008, $7.9 million of equity-based compensation was allocated as follows: $2.7 million to research and development, $2.5 million to sales and marketing and $2.7 million to general and administrative. For the twelve month ending June 30, 2007, $7.7 million equity-based compensation expense was allocated as follows:  $2.9 million to research and development, $2.3 million to sales and marketing and $2.5 million to general and administrative.

(j)
This adjustment reflects the non-cash expense related to the amortization of intangibles acquired in connection with the acquisition of Chipidea included in operating expenses. For the twelve month ending June 30, 2008, $8.2 million of amortization expense related to these intangible assets was allocated as follows:  $7.7 million to cost of sales, $26,000 to research and development and $422,000 to sales and marketing.

(k)
This adjustment reflects the amortization expense related to the amount held in escrow and payable to the founders of Chipidea in connection with the acquisition of Chipidea.  This adjustment also reflects legal fees incurred in association with certain financing activities and the amortization of loan origination fees. For the twelve month ending June 30, 2008, $5.8 million was expensed related to the escrow amount payable to the founders of Chipidea and was allocated as follows: $2.0 million to general and administrative and $3.8 million to research and development.   $1.8 million was expensed related to the amortization of loan origination fees and was allocated to Other Income/Expense and $335,000 legal fee was expensed related to certain financing activities and was allocated to general and administrative.

(l)	This adjustment reflects integration expense related to the acquisition of Chipidea recorded in accounting and legal expense under general and administrative.

(m)	This adjustment reflects acquired in-process research and development expense related to the acquisition of Chipidea.

(n)	This adjustment reflects the impairment charge of goodwill and acquired intangible assets associated with Chipidea and certain other transactions.

(o)	This adjustment reflects restructuring expense related to reduction in workforce and facilities exit costs.

(p)	This adjustment reflects certain equity write down under Other Income/Expense related to investment associated with an equity position in a private company.

(q)
This adjustment reflects the non-GAAP tax adjustment due to the adjustments described above.  The Company believes that in the short to intermediate term a 35% tax rate is a reasonable estimate of an ongoing tax rate that can be used by investors to estimate post tax non-GAAP income.

MIPS is a trademark or registered trademark in the United States and other countries of MIPS Technologies, Inc. Chipidea is a trademark or registered trademark in the United States and other countries of MIPSABG Chipidea, Lda. All other trademarks referred to herein are the property of their respective owners.